UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

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ROCAP MARKETING, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-178738	27-3388068
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3283 Windmist Ave., Thousand Oaks, CA 91362

(Address of Principal Executive Office) (Zip Code)

(213) 400-0770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 2, 2014 the Registrant's board of directors appointed Robert Stewart to serve as the Registrant's Chief Financial Officer. Information concerning Mr. Stewart follows.

Robert Stewart. Mr. Stewart brings to Rocap extensive experience in both public accounting and the financial functions of technology companies. Since 2010 Mr. Stewart has been engaged as Partner in Stewart & Rijal CPA's, a public accounting firm. During the period from 2011 to 2013 Mr. Stewart was also employed as Chief Financial Officer of Phoenix Prepaid Solutions, a technology provider. From 2007 to 2010, Mr. Stewart was employed as Chief Financial Officer of Newsight Corp., which developed digital displays and computer imaging tools. From 2004 to 2007, Mr. Stewart was employed as Senior Vice President for Business Development by CVT Prepaid Solutions, which was a service provider for the prepaid calling card industry. In 1980 Mr. Stewart was awarded a Masters in Business Administration by the NYU - Stern School of Business.  He is 59 years old.

The Registrant's board of directors and Robert Stewart have agreed that Mr. Stewart will devote half of his business time and attention to the affairs of the Registrant.  In compensation, the Registrant will pay Mr. Stewart a salary of $75,000 per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

September 2, 2014

Rocap Marketing, Inc.

By: /s/ Mark Meyers

      Mark Meyers, Chief Executive Officer

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